Exhibit 10.20

AMENDMENT OF LEASE

       THIS AMENDMENT OF LEASE (this "Amendment") dated as of the 26th day of April, 2000, between VEF III FUNDING, LLC, a Delaware limited liability company, having an office c/o LendLease Real Estate Investments, Inc., 101 Arch Street, Boston, MA 02110 ("Landlord"), and INTERLEAF, INC., a Massachusetts corporation, having an address at 62 Fourth Avenue, Waltham, MA ("Tenant").

BACKGROUND

       Landlord and Tenant are Landlord and Tenant, respectively, under a Lease dated March 21, 2000 (the "Lease"), covering certain space on the first, second, third and fourth floors of the building (the "Building") located at 400 Fifth Avenue, Waltham, MA (the "Original Premises"). The parties desire to add additional space on the second floor of the Building to the Original Premises under the Lease and to amend the Lease in certain other respects, all as hereinafter set forth. Capitalized terms not defined herein shall have the same meaning ascribed to them in the Lease.

W I T N E S S E T H:

       NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

        1.    Section 2.2 of the Lease is hereby amended by deleting the provisions thereof and by substituting therefor the following:

     "Section 2.2.  Term.  TO HAVE AND TO HOLD for a term (hereinafter such term plus any extensions hereof shall be referred to herein as the "Term" or "term") beginning on the respective Term Commencement Dates described in Section 1.1 of this Lease for the various components of the Premises and continuing until September 30, 2006 (the "original term")."

        2.    Effective on the "Additional Second Floor Premises Commencement Date" (defined herein), there shall be added to the Premises under the Lease the portion of the second floor of the Building shown as the "Additional Second Floor Premises" on the plan attached hereto as Exhibit A-1 (the "Additional Second Floor Premises"). The Additional Second Floor Premises consists of approximately 7,073 rentable square feet of space. All of the terms and provisions of the Lease (as amended hereby) shall be applicable to the Additional Second Floor Premises except:

(i)	the original term for the Additional Second Floor Premises shall be the period commencing on the Additional Second Floor Premises Commencement Date and ending on September 30, 2006; and

(ii)	the Annual Rent for the Additional Second Floor Premises shall be as is set forth in Section 6 hereof.

        The "Additional Second Floor Premises Commencement Date" shall be the earlier of (i) the date that Tenant occupies the same for purposes of commencing its business operations, or (ii) the date that is forty-five (45) days after the date that Landlord substantially completes "Landlord's Work for the Additional Second Floor Premises" (as such term is defined herein), as certified in writing by Landlord's contractor.

       3.    The Additional Second Floor Premises shall be leased to Tenant "as is", in its then present state of construction, finish and decoration, without any obligation for preparation or construction therein by Landlord for Tenant's occupancy or otherwise, except that Landlord shall complete the Building standard fireproofing program for the Additional Second Floor Premises ("Landlord's Work for the Additional Second Floor Premises"). Landlord agrees to use reasonable efforts to substantially complete construction of Landlord's Work for the Additional Second Floor Premises within forty-five (45) days after the existing tenant (i.e., Dome imaging systems, inc.) vacates the same in its entirety (which vacation date is currently scheduled for August 15, 2000). Landlord shall have no obligation to commence Landlord's Work for the Additional Second Floor Premises until the current tenant has vacated the Additional Second Floor Premises.

        All alterations, improvements and additions by Tenant with respect to the Additional Second Floor Premises shall be subject to all applicable provisions of the Lease (as amended hereby).

        4.    Effective as of the Additional Second Floor Premises Commencement Date, Section 1.1 of the Lease is hereby amended as follows:

(i)	By deleting the number "$66,575 per annum" from the term "Tenant's Estimated Electrical Charge" and by substituting therefor the number "$73,648 per annum";

(ii)	By deleting the percentage "58.13%" from the term "Tenant's Proportionate Fraction" and by substituting therefor the percentage "64.30%".

        5.    Landlord shall provide Tenant with a tenant improvement allowance in an amount not exceeding $84,876 in the aggregate (the "Additional Second Floor Premises Allowance") to reimburse Tenant for the costs incurred by Tenant in performing initial leasehold improvements to the Additional Second Floor Premises and for the other items described below in this Section 5, including but not limited to architectural and engineering consulting costs, moving costs, telecommunications equipment and installations and the purchase of office furniture, but subject, however, to the limitations described in the next paragraph.

        The Additional Second Floor Premises Allowance shall be paid to Tenant (in increments of not less $25,000), upon the submission to Landlord of a written requisition with copies of invoices supporting the costs sought to be reimbursed and, if applicable, (a) lien waivers from Tenant's contractors and (b) a certificate from Tenant's architect certifying to the completion of the percentage of work sought to be reimbursed.  Landlord shall pay each such approved requisition within twenty (20) days of its receipt.  Notwithstanding the foregoing, Landlord shall only be obligated to pay such requisitions submitted by Tenant up to the aggregate amount of the Additional Second Floor Premises Allowance and only to the extent that the amount described in such requisitions shall be included in the budget for Tenant's work for the Additional Second Floor Premises that has been approved in writing by Landlord prior to September 15, 2000.  At least 50% of the Additional Second Floor Premises Allowance shall be expended for permanent leasehold improvements to the Additional Second Floor Premises, telecommunications wiring, equipment and installations, and architectural and engineering costs, and no more than 50% of the Additional Second Floor Premises Allowance shall be expended for moving costs, the purchase of office furniture and other consultant's costs.

        In no event, however, shall Landlord be obligated (i) to make any payments to Tenant on account of the Additional Second Floor Premises Allowance prior to the Term Commencement Date for the Additional Second Floor Premises or (ii) to make any payments to Tenant on account of the Additional Second Floor Premises Allowance for requisitions received from Tenant after January 1, 2001, except if Tenant's failure to submit a requisition prior to January 1, 2001 shall be due to Landlord's inability to deliver the Additional Second Floor Premises by November 1, 2001.

       6.    Commencing on Additional Second Floor Premises Commencement Date, in addition to the Annual Rent that Tenant is obligated to pay to Landlord for the Original Premises, Tenant agrees to pay to Landlord Annual Rent for the Additional Second Floor Premises as follows:

(a)	For the period commencing on the Additional Second Floor Premises Commencement Date and ending on June 30, 2003: $190,971 per annum ($15,914.25 per month); and

(b)	For the period commencing on July 1, 2003 and ending on September 30, 2006: $205,117 per annum ($17,093.08 per month).

        7.    Simultaneously with the execution and delivery of this Amendment by Tenant, Tenant shall deposit an additional $15,914.25 with Landlord to be held by Landlord, together with the $299,587.50 that Landlord is currently holding, as the Security Deposit under the Lease so that, upon such delivery of such $15,914.25 amount to Landlord, the Security Deposit under the Lease shall be $315,501.75.

        8.    Except as only expressly amended hereby, the Lease shall continue in full force and effect as heretofore.

        WITNESS the execution hereof under seal as of the day and year first above written.

LANDLORD:

VEF III FUNDING, LLC, a Delaware
limited liability company

By:	Value Enhancement Fund III, LLC,
a Georgia limited liability company,
its manager

	By:	Lend Lease Real Estate
Investments, Inc., its manager

By:
Name:

Title:

TENANT:

INTERLEAF, INC.

By:

Name:
Title:

EXHIBIT A-1
[Attach Space Plan for Additional Second Floor Premises]